Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-262478) of Dave, Inc. of our report dated March 25, 2022, relating to the consolidated financial statements of Dave, Inc. and Subsidiary. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Los Angeles, California

April 6, 2022